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                                                                  Exhibit 10.7



                             COOPER INDUSTRIES, INC.

                        MANAGEMENT INCENTIVE COMPENSATION
                                  DEFERRAL PLAN



                             1. Purposes of the Plan

         The Cooper Industries, Inc. Management Incentive Compensation Deferral Plan (the "Plan") is intended to provide a method for attracting and retaining key employees of Cooper Industries, Inc., an Ohio corporation (the "Company") and its subsidiaries, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders.

                          2. Administration of the Plan

         The Plan shall be administered by a committee (the "Committee") of not less than three directors of the Company who shall be appointed by and serve at the pleasure of the Board of Directors of the Company. Members of the Committee shall not be eligible, and shall not have been eligible at any time within one year prior to their appointment to the Committee, to participate in the Plan or in any other deferred compensation plan of the Company or any of its affiliates. The Committee shall have sole authority from time to time to select the employees eligible to participate in the Plan from among those within the eligible class described in Subparagraph 3(a). The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee shall be final. All expenses incurred in connection with the administration of the Plan shall be borne by the Company.

                          3. Participation in the Plan

         (a) Eligible Class. All employees of the Company and its subsidiaries who are eligible to earn an "Incentive Award" during a calendar year shall be within the class of employees eligible to participate in the Plan with respect to that Incentive Award. "Incentive Award" shall mean compensation or bonus earned by a key employee (including officers and directors who are also key employees) during and awarded to the employee for a calendar year (the "Award Year") under the Cooper Industries, Inc. Annual Management Incentive Plan, which except for participation in this Plan would become payable in one lump sum in the calendar year next following the Award Year.




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         (b) Eligible Employees. Those employees within the eligible class described in Subparagraph (a) above who have been selected for eligibility by the Committee, from time to time, shall be eligible employees for purposes of the Plan.

         (c) Election to Participate. An eligible employee may elect to become a participant in the Plan ("Participant") with respect to the Incentive Award to be earned by such employee during any Award Year by filing with the Committee an election to defer the receipt of a portion or all of such employee's Incentive Award for that Award Year. The preceding sentence to the contrary notwithstanding, with respect to the 1980 Award Year, a Participant may not elect to defer more than 10/12ths of such Participant's Incentive Award for that Award Year. The election to participate in the Plan shall specify either (i) the integral percentage (from 1% to 100%), (ii) a certain dollar amount or (iii) the amount in excess of a certain dollar amount of the Participant's Incentive Award for the Award Year which the Participant elects to defer in accordance with the terms of the Plan. The amount of Incentive Award so deferred for an Award Year is referred to herein as the "Deferred Compensation" for that Award Year.

         (d) Election of Payment of Deferred Compensation. Payment of the Deferred Compensation for an Award Year shall be made or shall commence on March l of the calendar year next following the Award Year (the "Designated Date") or on an anniversary of the Designated Date (the Designated Date and any anniversary thereof is sometimes referred to as a "Designated Date Anniversary"). Each Participant who elects to defer an Incentive Award for an Award Year shall also elect the calendar year in which the payment of the Deferred Compensation for that Award Year shall be made or shall commence. Any such calendar year so elected may be either during the Participant's active employment or after termination of the Participant's employment for any reason and may be elected either by specifying a particular calendar year or by selecting a calendar year following the occurrence of a specified event, such as termination of employment.

         The Participant shall receive his Deferred Compensation for an Award Year either in one lump sum or in installments for a period certain on or commencing on the Designated Date Anniversary elected by the Participant, the determination of which shall be in the sole discretion of the Committee and may be determined by the Committee at any time prior to such Designated Date Anniversary.

         (e) Time of Making Elections. Any election which may be made by a Participant under this Paragraph 3 must be made not later than December 31 of the calendar year preceding the Award Year during which the Incentive Award to which such election relates is earned; provided, that any election with respect to the Incentive Award earned during the 1980 Award Year must be made not later than February 29, 1980. All elections shall be made in the manner and form prescribed by the Committee.

         (f) Nature of Elections. Any election which may be made by a Participant under this Paragraph 3 with respect to the Participant's Incentive Award for an Award Year shall be



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irrevocable once made. Plan provisions to the contrary not withstanding, any election which may be made by a Participant under this Paragraph 3 with respect to the Participant's Incentive Award for an Award Year, unless changed by the Participant prior to the expiration of the time for making such election with respect to the Participant's Incentive Awards for each subsequent Award Year, shall be deemed to have been made with respect to the Participant's Incentive Awards for each subsequent Award Year, respectively.

                      4. Crediting of Deferred Compensation
                                to Plan Accounts

         (a) Establishment of Plan Accounts. The Committee shall establish a "Plan Account" for each Participant in the Plan, and on the Designated Date following each Award Year the Committee shall credit to the Participant's Plan Account the Participant's Deferred Compensation for that Award Year.

         (b) Crediting of Interest Equivalents. On each anniversary of the Designated Date on which Deferred Compensation was credited to a Participant's Plan Account, the Committee shall credit to that Participant's Plan Account as additional Deferred Compensation a dollar amount equal to simple interest, at a rate of interest equal to the average of the Chase Manhattan Bank Average Quarterly Prime Rates for the preceding calendar year, on the Deferred Compensation (including any interest previously credited pursuant to this Paragraph) in the Participant's Plan Account on the preceding Designated Date Anniversary.

                       5. Payment of Deferred Compensation
                                     Amounts

         (a) Payment Generally. Except as otherwise provided in this Paragraph 5, the Deferred Compensation credited to a Participant's Plan Account with respect to an Award Year shall be paid in cash to the Participant either in one lump sum or in installments for a period certain, as determined by the Committee, on or commencing on the Designated Date Anniversary elected by the Participant. In the event the Participant is to receive the Deferred Compensation in installments, the amount of each such installment shall be equal to a fraction of the amount of the Deferred Compensation remaining to be paid with respect to the Deferred Compensation for that Award Year, the numerator of which is one and the denominator of which is the number of installments of the Deferred Compensation for that Award Year remaining to be paid. The installments of the Deferred Compensation remaining to be paid shall continue to bear interest with respect to Deferred Compensation as provided in Paragraph 4(b).

         (b) Payment of Simultaneous Deferred Compensation Amounts. It is recognized that a Participant may elect to defer Incentive Awards with respect to more than one Award Year, so that Deferred Compensation is credited to the Participant's Plan Account with respect to more than one Award Year and the payment of Deferred Compensation with respect to more than one


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Award Year may become payable to the Participant in the same year on different
Designated Date Anniversaries.

         (c) Termination of Employment. Regardless of the Participant's election of the Designated Date Anniversary on which payment of the Deferred Compensation for any Award Year is to be paid or commence, in the event a Participant's employment with the Company and its subsidiaries terminates prior to the first Designated Date Anniversary elected by the Participant for any reason (including death), cash payment of that Deferred Compensation shall be accelerated by being made on or commencing on the first Designated Date Anniversary following the Participant's termination of employment, either in one lump sum or in installments for a period certain, as determined by the Committee.

         (d) Hardship. Regardless of the Participant's Designated Date Anniversary on which payment of the Deferred Compensation for any Award Year is to be paid or commence, in the event of hardship of the Participant or his beneficiaries, as determined in the sole discretion of the Committee, cash payment of that Deferred Compensation shall be accelerated by being made on the first Designated Date Anniversary following the Committee's determination of hardship, in one lump sum. For this purpose, hardship shall mean any emergency or necessity affecting the personal or family affairs of the Participant having a significant financial effect.

         (e) Change in Purpose. Regardless of the Participants' Designated Date Anniversaries on which payment of Deferred Compensation for Award Years is to be paid or commence, in the event of a major tax law change or other reason, as determined in the sole discretion of the Committee, which makes the continued deferral of Incentive Awards undesirable, cash payment of all of the Participants' Deferred Compensation shall be accelerated by being made on the first Designated Date Anniversary following the Committee's determination to discontinue deferrals, in one lump sum.

         (f) Merger or Liquidation. If the Company is to be merged into or consolidated with one or more corporations and the Company will not be the surviving corporation, if the Company is to be dissolved and liquidated or if substantially all of the assets and business of the Company are to be sold, the Committee or the Board of Directors of the Company may fix a date, on or prior to the effective date of such merger, consolidation, dissolution and liquidation or sale, on which all remaining Deferred Compensation then credited to Participants' Plan Accounts may be paid in cash in one lump sum. For this purpose, the Company shall not be considered to be the surviving corporation in a merger the result of which is a change in the ownership of more than 50% of the outstanding shares of common stock of the Company.

         (g) Death of Participant. A Participant, by written instrument filed with the Committee in such manner and form as it may prescribe, may designate one or more beneficiaries to receive payment of the Participant's Deferred Compensation in the event of the death of the Participant. Any such beneficiary designation may be changed from time to time prior to the death of the Participant in the absence of a beneficiary designation on file with the Committee at



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the time of the Participant's death, the Deferred Compensation remaining to be paid to the Participant shall be paid as it becomes due under the Plan to the executors or administrator of the Participant's estate.

         (h) No Forfeiture of Deferred Compensation. All Deferred Compensation credited to a Participant's Plan Account shall, in all cases, be nonforfeitable.

         (i) Debiting of Plan Accounts. Once an amount of Deferred Compensation has been paid, such amount shall be debited from the Participant's Plan Account and shall cease to exist.

                        6. Prohibition Against Assignment
                                 or Encumbrance

         No right, title, interest or benefit hereunder shall ever be liable for or charged with any of the torts or obligations of a Participant or any person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant. Except as provided in Paragraph 5(g), no Participant or any person claiming under a Participant shall have the power to anticipate or dispose of any right, title, interest or benefit hereunder in any manner until the same shall have been actually distributed free and clear of the terms of the Plan.

                              7. Nature of the Plan

         The Company at its election may fund the payment of Deferred Compensation under the Plan by setting aside and investing, in an account on the Company's books, such funds as the Company may from time to time determine. Neither the establishment of the Plan, the crediting of Deferred Compensation, nor the setting aside of any funds shall be deemed to create a trust. Legal and equitable title to any funds set aside pursuant to the Plan shall remain in the Company, and no Participant shall have any security or other interest in such funds. Any funds so set aside or acquired shall remain subject to the claims of the creditors of the Company, present and future.

                           8. Employment Relationship

         A Participant shall be considered to be in the employment of the Company and its subsidiaries as long as he remains an employee of either the Company, any subsidiary corporation of the Company, or any corporation to which substantially all of the assets and business of the Company are transferred. For this purpose, a subsidiary corporation of the Company is any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of the date such determination is to be made, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Nothing in the adoption of this Plan nor the crediting of Deferred Compensation shall confer on any Participant the right to continued employment by the Company or a subsidiary corporation of the Company, or affect in any way the right of the Company or such subsidiary to terminate his



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employment at any time. Any question as to whether and when there has been a termination of a Participant's employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

                        9. Effective Date, Amendment and
                               Termination of Plan

         The Plan shall be effective as of January l, 1980. The Committee or the Board of Directors of the Company may terminate the Plan at any time with respect to Deferred Compensation which has not theretofore been credited to Plan Accounts. The Committee or the Board of Directors of the Company shall have the right to alter or amend the Plan or any part thereof from time to time, except that neither the Committee nor the Board of Directors of the Company shall make any alteration or amendment which would impair the rights of a Participant with respect to Deferred Compensation theretofore credited to that Participant's Plan Account. If not sooner terminated under the provisions of this Paragraph 9, the Plan shall terminate as of the date on which all Deferred Compensation theretofore credited to Plan Accounts has been paid.

                               10. Laws Governing

         This Plan shall be construed in accordance with and governed by the laws of the State of Texas.




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                             FIRST AMENDMENT TO THE
                        MANAGEMENT INCENTIVE COMPENSATION
                                  DEFERRAL PLAN
                        ----------------------------------

         WHEREAS, Cooper Industries, Inc. (hereinafter referred to as the "Company") established the Management Incentive Compensation Deferral Plan (hereinafter referred to as the "Plan") effective as of January 1, 1980 for the purpose of providing certain executives an opportunity to defer the payment of all or any desired portion of any bonus awarded by the Management Development and Compensation Committee of the Board of Directors (hereinafter referred to as the "Committee"); and

         WHEREAS, the Committee, pursuant to the provisions of Section 9 of the Plan, has the right to alter or amend the Plan or any part thereof from time to time, except to the extent that any alteration or amendment would impair the rights of a Participant with respect to Deferred Compensation theretofore credited to that Participant's Plan Account; and

         WHEREAS, the Committee desires to amend Section 5(f) of the Plan.

         NOW THEREFORE, effective as of November 1, 1988, the Plan is hereby amended as hereinafter set forth.

         1. Section 5(f) of the Plan is hereby amended to provide as follows:

                  5(f)     Change in Control

                           (1)  In the case of Incentive Awards for which
elections were irrevocable as of November 1, 1988, if (i) the Company is to be merged into or consolidated with one or more corporations and the Company will not be the surviving corporation, (ii) the Company is to be dissolved and liquidated, or (iii) substantially all of the assets and business of the Company are to be sold, then the Committee or the Board of Directors of the Company may fix a date, on or prior to the effective date of such merger, consolidation, dissolution and liquidation or sale, on which all remaining Deferred Compensation then credited to Participants' Plan Accounts may be paid in cash in one lump sum. For this purpose, the Company shall not be considered to be the surviving corporation in a merger the result of which is a change in the ownership of more than 50% of the outstanding shares of common stock of the Company.

                           (2) In the case of Incentive Awards for which
elections were not made or irrevocable as of November 1, 1988, if (i) the Company is to be merged into or consolidated with one or more corporations and the Company is not to be the surviving corporation, (ii) the Company is to be dissolved and liquidated, (iii) substantially all of the assets and business of the Company are to be sold, or (iv) there occurs a "change in control" of the Company, then the Committee or the Board of Directors of the Company shall fix a date on or prior to the effective


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date of such merger, consolidation, dissolution and liquidation, sale or change in control, on which all remaining Deferred Compensation then credited to Participants' Plan Accounts shall be paid in cash in one lump sum.

                           For purposes hereof, a "change in control of the
Company" shall be deemed to have occurred if (i) any "person", as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 issued under the Exchange Act), of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least three-fourths thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                           (3) For years after 1988, if an event described in
Section 5(f)(2)(i)-(iv) occurs during a year, notwithstanding any election previously made, no Incentive Award payable for or in that year shall be deferred. If any amount has been deferred in that year prior to such an event occurring, the deferral shall terminate and the amount deferred plus interest shall be paid in cash.

         2. All other terms and conditions of the Plan shall remain in full force and effect and are hereby preserved and ratified.

         Executed this 1st day of November, 1988.

                                         COOPER INDUSTRIES, INC.



                                         By  /s/John D. Ong
                                             -------------------------------
                                             Chairman, Management Development
                                             and Compensation Committee




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                             SECOND AMENDMENT TO THE
                        MANAGEMENT INCENTIVE COMPENSATION
                                  DEFERRAL PLAN
                        ----------------------------------


         WHEREAS, Cooper Industries, Inc. (hereinafter referred to as the "Company") established the Management Incentive Compensation Deferral Plan (hereinafter referred to as the "Plan") effective as of January 1, 1980, and amended the Plan effective as of November 1, 1988, for the purpose of providing certain executives an opportunity to defer the payment of all or any desired portion of any bonus awarded by the Management Development and Compensation Committee of the Board of Directors (hereinafter referred to as the "Committee"); and

         WHEREAS, the Committee, pursuant to the provisions of Section 9 of the Plan, has the right to alter or amend the Plan or any part thereof from time to time, except to the extent that any alteration or amendment would impair the rights of a Participant with respect to Deferred Compensation theretofore credited to that Participant's Plan Account; and

         WHEREAS, the Committee desires to amend Sections 2 and 3(b) of the Plan.

         NOW, THEREFORE, effective as of November 5th, 1990, the Plan is hereby amended as hereinafter set forth.

         1.       Section 2 of the Plan is hereby amended to provide as follows:

                       2.      Administration of the Plan

         The Plan shall be administered by a committee (the "Committee") of not less than three directors of the Company who shall be appointed by and serve at the pleasure of the Board of Directors of the Company. Members of the Committee shall not be eligible, and shall not have been eligible at any time within one year prior to their appointment to the Committee, to participate in the Plan. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee shall be final. All expenses incurred in connection with the administration of the Plan shall be borne by the Company.

         2. Section 3(b) of the Plan is hereby amended to provide as follows:

                  3(b) Participation in the Plan: Eligible Employees. Those employees within the eligible class described in subparagraph (a) above who either are officers of the Company or who have been selected for eligibility by the Chief Executive Officer of the Company, from time to time, shall be eligible employees for purposes of the Plan.



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         3. All other terms and conditions of the Plan, as amended, shall remain in full force and effect and are hereby preserved and ratified.

         Executed this ______ day of November, 1990.


                             COOPER INDUSTRIES, INC.


                             By
                                 ------------------------------------
                                 Chairman, Management Development and
                                   Compensation Committee



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